Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of K Wave Media Ltd. of our report dated May 19, 2026 relating to the financial statements of Hansol Inticube Co. Ltd., which appears in K Wave Media Ltd.’s Report on Form 6-K/A filed with the SEC on June 29, 2026. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Samil PricewaterhouseCoopers

Seoul, KOREA

June 30, 2026